Morgan Stanley Variable Insurance Fund, Inc. - Global
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Invincible Investment
Corporation
Purchase/Trade Date:	10/5/2017
Offering Price of Shares (in JPY):  44,118
Total Amount of Offering (in JPY): 372,942
Amount Purchased by Fund (in JPY): 20
Percentage of Offering Purchased by Fund: 0.005%
Percentage of Fund's Total Assets: 0.04%
Brokers: Mizuho Securities, SMBC Nikko, Nomura,
SMBC Nikko, Mizuho International plc, Citigroup,
Morgan Stanley, Jefferies
Purchased from: SMBC Nikko Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Carmila
Purchase/Trade Date: 7/6/2017
Offering Price of Shares (in Euros): 24.00
Total Amount of Offering (in Euros): 20,958,334
Amount Purchased by Fund (in Euros): 3,239
Percentage of Offering Purchased by Fund: 0.015%
Percentage of Fund's Total Assets: 0.74%
Brokers: Morgan Stanley, Societe Generale corporate &
Investment Banking, Citigroup, HSBC, Kempen & Co.,
Natixis, BNP Paribas, Credit Agricole Corporate and
Invstment Bank
Purchased from: Societe Generale
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.